Exhibit 2.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

JAMESTOWN INVEST 1, LLC

a Delaware limited liability company

which may elect to be a real estate investment trust under the Internal Revenue Code

THE SHARES IN JAMESTOWN INVEST 1, LLC ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN SECTIONS 8 AND 9 OF THIS AGREEMENT. FURTHER, THE SHARES HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE “STATE ACTS”), (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS AMENDED FROM TIME TO TIME (OR ANY CORRESPONDING PROVISIONS OF SUCCEEDING LAW) (THE “FEDERAL ACT”), OR (iii) UNDER THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION (THE “FOREIGN ACTS”). NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SECTIONS 9 AND 10 OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE FOREIGN ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH FOREIGN ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED. THEREFORE, PURCHASERS OF THE SHARES WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE SHARES SHALL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THESE LAWS AND THIS AGREEMENT.

Explanatory Note: Jamestown Invest 1, LLC is organized as a Delaware limited liability company which may elect to be taxed as a real estate investment trust under the Internal Revenue Code and, following any such election, must be administered as a real estate investment trust.

- i -

TABLE OF CONTENTS

(continued)

- ii -

TABLE OF CONTENTS

(continued)

- iii -

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JAMESTOWN INVEST 1, LLC

(A Delaware Limited Liability Company)

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF JAMESTOWN INVEST 1, LLC is entered into and shall be effective as of October 23, 2019 (the “Effective Date”), by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

WHEREAS, on August 3, 2018, Jamestown Invest Manager, L.P., a Delaware limited partnership (the “Manager”), formed the Company pursuant to a Certificate of Formation (the “Certificate of Formation”) filed with the Secretary of State of the State of Delaware and entered into that certain Limited Liability Company Agreement of the Company, dated as of August 3, 2018 (the “Prior Agreement”);

WHEREAS, on February 11, 2019, an amendment to the Certificate of Formation was filed with the Secretary of State of the State of Delaware effecting the change of the name of the Company from “Jamestown Atlanta Invest 1, LLC” to “Jamestown Invest 1, LLC”.

WHEREAS, the Company will own limited partnership interests in Jamestown Invest 1 OP, L.P., a Delaware limited partnership (the “Operating Partnership”);

WHEREAS, the Company desires to amend and restate the Prior Agreement in its entirety pursuant to the terms hereof; and

WHEREAS, this Agreement shall constitute the “limited liability company agreement” (within the meaning of the Act) of the Company, and shall be binding upon all Persons now or at any time hereafter who are Members.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

THE COMPANY

1.1 Formation. The Company was formed as a limited liability company organized pursuant to the provisions of the Act by the filing of the Certificate of Formation. The parties hereto acknowledge and agree that the Members identified as such on counterpart signature pages to this Agreement previously have been or are hereby admitted to the Company as the Members of the Company as of the Effective Date. The Company shall be governed by the Act, subject to the terms and conditions of this Agreement.

1.2 Name.

(a) The name of the Company is “Jamestown Invest 1, LLC,” and all business of the Company shall be conducted in such name or in any other name that is selected by the Board. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.

(b) The Board may change the name of the Company without the approval of any Member, and may amend the Certificate of Formation to give effect to such change in name. The Board shall notify the Members of any such name change.

(c) In connection with the ownership, management, and operation of the Strategic Investments, for so long as Jamestown Invest Manager, L.P. is the Manager of the Company, the Company may use the tradenames, trademarks, and servicemarks Jamestown and the Jamestown logo (collectively, together with all improvement and additions whenever made to or associated with any for the foregoing by Jamestown or anyone else, the “Marks”). Notwithstanding anything herein express or implied to the contrary, none of the Company or any Member has any right, title, or interest in the Marks. The Marks are trademarks and servicemarks owned by Jamestown and the Marks are and will continue to be the sole property of Jamestown.

(d) Upon termination of the Company or the termination or withdrawal of Jamestown Invest Manager, L.P. as the Manager of the Company, the Company shall not have any rights to use or display any of the Marks for any purpose whatsoever. If requested to do so by Jamestown, the Company shall change its name to exclude the term “Jamestown” and any variation thereof, and will remove any and all signs, materials, documents, inventory, amenities, supplies, or other matter containing the Marks from the Strategic Investments.

(e) The Company shall not challenge or contest in any way (i) Jamestown’s registration or application for registration of the Marks with the U.S. Patent & Trademark Office, (ii) the validity of the Marks, (iii) Jamestown’s exclusive worldwide ownership of the Marks, or (iv) Jamestown’s right to grant to others licenses to use the Marks.

1.3 Purposes and Powers; Company’s Business. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

1.4 Principal Place of Business; Registered Agent and Registered Office.

(a) The principal place of business of the Company shall be located at Ponce City Market, 675 Ponce de Leon Avenue, NE, 7th Floor, Atlanta, Georgia 30308. The Board, in its sole discretion, may change the principal place of business of the Company upon notice to the Members.

(b) The Company shall maintain a registered agent and registered office as required by the Act. The registered agent of the Company in the State of Delaware, and the registered agent for service of process on the Company at such registered office, as of the Effective Date are as set forth in the Certificate of Formation. The Board may change the registered agent and/or the registered office of the Company (and may cause the Certificate of Formation to be amended to reflect any such change) at any time and from time to time in its sole discretion.

1.5 Term. The term of the Company (the “Term”) commenced on the date the Certificate of Formation was filed in accordance with the Act and shall continue until it is dissolved pursuant to the provisions of Section 11 or as otherwise provided by law.

1.6 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

“Acquisition Cost” means the total costs incurred by the Company or any of its Subsidiaries or reimbursable by the Company to the Manager or any Affiliate of Jamestown, which amounts shall include the full purchase price and all costs incurred in connection with diligence investigations of the Strategic Investment, and closing costs, financing costs, the fees of attorneys, consultants, appraisers, and other advisers, and commissions.

“Act” means the Delaware Limited Liability Company Act (Delaware Code Annotated, Title 6, Chapter 18), as amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” has the meaning ascribed to it in the Operating Partnership Agreement.

“Affiliate Service Contract” has the meaning ascribed to it in the Operating Partnership Agreement.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder,” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Value” shall mean, as of any date, with respect to any Share in the Company, the “Net Asset Value Per Unit” as calculated in accordance with the terms of the Operating Partnership Agreement in respect of a “Unit” (as defined in the Operating Partnership Agreement) in the Operating Partnership, as of the calendar quarter ending on such date, or if a calendar quarter does not end on such date, such “Net Asset Value Per Unit” as of the end of the calendar quarter immediately preceding the calendar quarter in which such date occurs.

“Benefit Plan Investor” means any Member that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” to which Section 4975 of the Code applies, (iii) an entity whose underlying assets include the assets of any such “employee benefit plan” or “plan” by reason of ERISA or the Plan Assets Regulation, or otherwise (including certain insurance company general accounts) for purposes of Section 406 of ERISA or Section 4975 of the Code, or (iv) a “benefit plan investor” as such term is otherwise defined in any regulations promulgated by the U.S. Department of Labor under Section 3(42) or ERISA.

“Board” has the meaning ascribed to it in Section 4.1(a).

“Board Member” has the meaning ascribed to it in Section 4.2.

“Business Day” means any day other than a Saturday, a Sunday or a day on which national banking associations in New York City, New York are authorized or obligated by applicable law or executive order to be closed.

“Capital Contribution” means, with respect to any Member, the total amount of money contributed to the Company by such Member in exchange for Shares issued to such Member.

“Cash Flow” means the Company’s cash on hand in excess of any cash necessary or appropriate for the Company’s business needs and reserves therefor, as determined by the Board in its discretion.

“Certificate” means a certificate in such form as may be adopted by the Board and issued by the Company, evidencing ownership of one or more Shares.

“Certificate of Formation” has the meaning ascribed to it in the recitals of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” means Jamestown Invest 1, LLC, a Delaware limited liability company that may elect to be treated as a REIT.

“Common Member” means any Member that holds Common Shares.

“Common Share” means a Share with the rights, powers and duties set forth herein, designated as such, and expressed in the number set forth, on the books and records of the Company, as hereafter modified, supplemented or amended from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling,” “controlled by” and “under common control with” shall have corresponding meanings.

“Conflict of Interest” means (i) any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy, or (ii) any transaction that is deemed to be a Principal Transaction.

“Disabling Conduct” has the meaning ascribed to it in Section 10.2.

“DOL” means the U.S. Department of Labor.

“Effective Date” has the meaning ascribed to it in the preamble of this Agreement.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and interpretations thereof promulgated by the DOL, as in effect from time to time.

“ERISA Member” means any Member that is (i) a Benefit Plan Investor and/or (ii) subject to any Similar Law.

“Escrow Break Date” means the date when the Capital Contributions to the Company reaches at least $5,000,000 (not including any Capital Contributions made by Manager) and the Company breaks escrow with regards to such Capital Contributions and commences operations.

“Exculpated Person” has the meaning ascribed to it in Section 10.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Federal Act” has the meaning ascribed to it in the Legend.

“Foreign Acts” has the meaning ascribed to it in the Legend.

“General Partner” means JT Invest I GP, LLC, a Delaware limited liability company, in its capacity as the general partner of the Operating Partnership.

“Independent Representative” means an independent representative appointed by the Manager to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company and the Members.

“Investment Committee” has the meaning ascribed to it in Section 4.12(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Jamestown” means Jamestown, L.P., a Georgia limited partnership.

“Leverage Policy” has the meaning ascribed to it in Section 4.10.

“Limited Partners” means the Limited Partners (as defined in the Operating Partnership Agreement) of the Operating Partnership.

“Liquidating Events” has the meaning ascribed to it in Section 11.1.

“Liquidating Trustee” has the meaning ascribed to it in Section 11.2.

“Manager” has the meaning ascribed to it in the recitals of this Agreement.

“Market Price” means, with respect to the Common Shares, until the end of the first complete fiscal quarter after the Escrow Break Date, $10.00 per Share. Beginning with the second complete fiscal quarter after the Escrow Break Date, the per Share purchase price for Common Shares will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to the greater of (i) $10.00 per Share or (ii) the most recent publicly announced Applicable Value. The Market Price will be disclosed by the Company in either a pricing supplement filed by the Company with the U.S. Securities and Exchange Commission or on the Company’s website.

“Marks” has the meaning ascribed to it in Section 1.2(c).

“Member” means any Person that is identified as a member of the Company on the books and records of the Company, as hereafter modified, supplemented or amended from time to time, so long as such Person has not ceased to be a member of the Company pursuant to the terms of this Agreement, and any Person that becomes a substituted member of the Company pursuant to the terms of this Agreement and has not ceased to be a member of the Company pursuant to the terms of this Agreement. “Members” means all such Persons.

“Non-Jamestown Common Shares” means the Common Shares owned by Members other than Jamestown and its Affiliates.

“Offering Document” means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Board.

“Officer” has the meaning ascribed to it in Section 4.8(a).

“Operating Partnership” has the meaning ascribed to it in the recitals of this Agreement.

“Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of the Effective Date, as amended or restated from time to time.

“Person” means any individual, corporation, limited liability company, partnership, estate, trust (or portion thereof), association, joint stock company, government agency or political subdivision thereof, charitable organization, or other entity.

“Plan Assets” has the meaning set forth in the Plan Assets Regulation (as modified by Section 3(42) of ERISA) or as set forth in the applicable provisions of any Similar Law.

“Plan Assets Regulation” means the regulations issued by the DOL at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Principal Transaction” means any transaction between Jamestown, the Manager or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

“Prior Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Property-Owning Entity” means a limited partnership, limited liability company or other entity controlled by the Company, including the Operating Partnership, that directly or indirectly owns a Strategic Investment.

“Redemption Plan” has the meaning ascribed to it in Section 8.3.

“Regulations” means the Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means “real estate investment trust,” as such term is defined in Section 856 of the Code.

“Restriction Period” has the meaning ascribed to it in Section 9.1.

“Share” means a fractional share of the membership interests of all Members issued pursuant to Section 2.1, Section 2.2 or Section 2.6, with the rights, powers and duties set forth herein. The number of Shares outstanding at any time shall be set forth in the books and records of the Company, as hereafter modified, supplemented or amended from time to time to reflect changes in Members or the Shares held by the Members.

“Share Designation” has the meaning ascribed to it in Section 2.2(a).

“Short-Term Investments” means short-term investments consisting of (i) U.S. government and agency obligations maturing within 180 days, (ii) commercial paper with maturities of not more than six (6) months and one (1) day, (iii) interest-bearing deposits in U.S. banks maturing within 180 days and (iv) money market mutual funds the assets of which are reasonably believed by the General Partner to consist primarily of items described in one or more of the foregoing clauses (i), (ii) and (iii).

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code and/or (ii) similar to the provisions of the Plan Assets Regulation or would otherwise provide that the assets of the Company could be deemed to include “plan assets” under such law or regulation.

“State Acts” has the meaning ascribed to it in the Legend.

“Strategic Investment” means any direct or indirect, current or contingent interest, option, or commitment to acquire interests in any real estate properties or portfolios of real estate properties (including through the Operating Partnership).

“Subscription Agreement” means an agreement evidencing a Member’s subscription for Shares.

“Subsidiary” means, (a) with respect to any Person, any other Person of which fifty percent (50%) or more of (i) the voting power or (ii) the outstanding equity interests, is owned, directly or indirectly (including through other Subsidiaries) by such Person and (b) with respect to the Company, any Property-Owning Entity in which the Company directly or indirectly (including through other Subsidiaries) owns an interest. For avoidance of doubt, none of the Company or any of its Subsidiaries shall be deemed a Subsidiary of the General Partner, the Manager or any of its Affiliates (including Jamestown).

“Substitute Member” means a Person who is admitted as a Member of the Company as a result of a transfer of Shares to such Person.

“Term” has the meaning ascribed to it in Section 1.5.

“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death, but excludes any redemption of Shares. With respect to any Member for which Shares constitute all or substantially all of such Member’s assets, a sale or other conveyance of a majority of the equity or ownership interests of or control of such Member to an unaffiliated third party shall constitute a Transfer of the Shares held by such Member. The word “Transfer” when used as a noun means any Transfer transaction.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Warehoused Transactions” has the meaning ascribed to it in Section 4.14.

SECTION 2

PARTNERS’ CAPITAL CONTRIBUTIONS

2.1 Members.

(a) A Person shall be admitted as a Common Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Common Share in accordance with the provisions of Sections 2, 8 and 9 hereof. A Person may become a Common Member without the consent or approval of any of the Members. A Person may not become a Common Member without acquiring a Common Share. The price per Common Share will be equal to the Market Price per Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d) Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Section 8 or enforcement of the transfer and ownership restrictions contained in Sections 8 and 9), Common Members may not be expelled from or removed as Common Members of the Company. Except in connection with any Redemption Plan established pursuant to Section 8.3, Common Members shall not have any right to resign from the Company; provided, that when a transferee of a Common Member’s Shares becomes a Common Member, such transferring Common Member shall cease to be a Common Member of the Company with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any class or series, if any, of any Shares of the Company shall have priority over any other Member holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) For the avoidance of doubt, the Manager is not a Member of the Company by virtue of its position as “Manager” of the Company. The Manager will generally not be entitled to vote on matters submitted to the Members, and will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Manager.

2.2 Authorization to Issue Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Members, notwithstanding any provision of Section 7.1 or Section 7.2. Notwithstanding the foregoing, the purchase price for each Common Share being offered pursuant to any Offering Document shall equal the Market Price. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Board and reflected in a written action or actions approved by the Board (each, a “Share Designation”). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Shares.

(b) A Share Designation (or any resolution of the Board amending any Share Designation) shall be effective when a duly executed original of the same is delivered by the Board for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Manager may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(c) Unless otherwise provided in the applicable Share Designation, if any, the Company is authorized to issue an unlimited number of Common Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Section 2 shall be validly issued Shares in the Company, except to the extent otherwise provided in the Act or this Agreement (including any Share Designation).

(d) The Board may, at any time in its sole discretion and without the consent of any Member, amend this Agreement (including without limitation Section 3 with respect to distributions provided for hereunder) to the extent necessary to give effect to the designations, preferences and other rights pertaining to additional membership interests in the Company (or rights, options, warrants or convertible or exchangeable securities with respect thereto) issued pursuant to this Section 2.2 and make filings under the Act or otherwise in order to reference the existence or creation of a class or series of additional membership interests in the Company in connection therewith, unless an approval or consent of the Members is specifically required by this Agreement or the Act after giving effect to the terms of this Agreement.

(e) As of the date of this Agreement, all Shares have been designated as Common Shares. Jamestown or its Affiliates has committed to purchase an aggregate of 50,000 Common Shares of the Company at $10.00 per share in a private placement on the Escrow Break Date.

2.3 Other Matters.

(a) Shares shall be evidenced by entries on the books of the Company. Certificates representing Shares shall not be issued; provided, however, that the Board may provide that some or all of the Shares shall be certificated.

(b) Except for its obligations to make Capital Contributions to the Company and other payments as expressly provided for herein, no Member shall otherwise be liable to the Company for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations. Except to the extent required by the Act, no Member shall be personally liable to any third party for any debt, liability or other obligation of the Company.

(c) Each Share shall have the rights and be governed by the provisions set forth in this Agreement. None of such Shares shall have any preemptive rights, or give the holders thereof any rights to convert into any other securities of the Company.

(d) Fractional Shares may be issued, rounded to the nearest four (4) decimal places.

(e) Shares shall not entitle the holder to vote on any matter, except as expressly set forth in this Agreement or required by the Act.

(f) At no time during the Restriction Period shall the Board cause or allow the Company to issue any Shares that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code.

(g) As long as there is any Member that has identified itself in its Subscription Agreement as an ERISA Member, the Manager intends to use commercially reasonable efforts to manage the investments of the Company and conduct the Company’s business and affairs so that the Company should qualify for an exemption under the Plan Assets Regulation. If the Manager determines that the Company has failed to qualify as an “operating company” and has failed to qualify for any other exemption under the Plan Assets Regulation (such as the exemption under which the equity interests in the Company held by Benefit Plan Investors must be limited to less than 25% of the Shares in the Company, disregarding Shares held by “controlling persons,” as such term as defined in ERISA, or an affiliate of a “controlling person”), or if in the opinion of the Manager, based on the advice of counsel, there is a material risk that the Company will fail to qualify for the “operating company” exemption under the Plan Assets Regulation or for any other exemption under the Plan Assets Regulation, the Manager shall then as promptly as practicable use its commercially reasonable efforts to take such actions as it deems necessary and appropriate to prevent or cure such result. Without limiting the generality of the foregoing, the Manager may (i) renegotiate the non-financial terms of any investment or otherwise modify the manner in which the Company conducts its affairs; (ii) permit or require the Transfer, in accordance with Section 9, of all or a portion of the Shares of any of the ERISA Members; (iii) terminate the right and obligation of ERISA Members to make Capital Contributions to fund investments in accordance with Section 2; (iv) apply for administrative relief from the DOL or other applicable regulatory body; or (v) require the Transfer, in accordance with Section 9 of all or a portion of the Shares of any of the ERISA Members. In the case of a redemption pursuant to this Section 2.3(g), such redemption shall be effected at a price per Share equal to the Net Asset Value Per Share as of the end of the calendar quarter immediately preceding such redemption. Further, upon any such redemption of Shares from a Benefit Plan Investor, a portion of the proceeds otherwise payable to such Benefit Plan Investor equal to the accrued, but unpaid fund administration fees and asset management fees shall instead be distributed to the Manager or its Affiliate pursuant to Section 4.9. On the other hand, if the Manager determines that any such action would not be sufficient to permit the Company to qualify for another exemption under the Plan Assets Regulation or if the Company is unable to make the necessary redemptions, the Manager either shall undertake in good faith to manage the affairs of the Company in a manner which complies with the applicable requirements of ERISA or shall cause the liquidation of the Company. If the assets of the Company at any time are deemed to be Plan Assets, then each Company that is an ERISA Member shall, at the request of the Manager, identify to the Manager which of the Persons on a list furnished by the Manager of Persons with whom the Company may have had non-exempt dealings are parties in interest or disqualified persons (as defined in Sections 3 of ERISA and 4975 of the Code, respectively or similar related parties under the applicable provisions of any Similar Law) with respect to such ERISA Member. If any Shares held by the ERISA Member are to be redeemed pursuant to this Section 2.3(g), the Manager may effect such redemption in cash or in the form of a promissory note, the terms and conditions of which shall be reasonably acceptable to the ERISA Member.

2.4 Certificates.

(a) Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Manager. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Manager or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Manager or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Manager or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Manager on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Member: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

2.5 Record Holders. The Company shall be entitled to recognize a Member as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Member with regards to such Shares.

2.6 Splits and Combinations.

(a) Subject to Section 2.2 and Section 3, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Share to all Members of such class or series of Share, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Member as of a date not less than 10 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Member after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Member with regards to such Shares as of the applicable Record Date representing the new number of Shares held by such Members, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares outstanding, the Company shall require, as a condition to the delivery to a Member of such new Certificate, the surrender of any Certificate held by such Member immediately prior to such Record Date.

2.7 Agreements. The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

SECTION 3

DISTRIBUTIONS

Cash Flow will be distributed to the Members at such times and in such amounts as may be determined by the Board, in its discretion. Subject to the rights, terms and preferences of any additional membership interests in the Company that may be issued from time to time in accordance with the terms of this Agreement, any such distribution of Cash Flow will be made to the Members holding Common Shares, in proportion to the number of Common Shares held by each Member as of the date the distribution is declared.

SECTION 4

MANAGEMENT

4.1 Rights and Powers of the Board.

(a) Management of the Company shall be vested in a board of managers of the Company (the “Board”), except to the extent otherwise provided in this Agreement. The Members intend and agree that the Board is for all purposes the “manager” of the Company as defined in the Act. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation shall cause the Board to cease to be the “manager” of the Company within the meaning of the Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager. The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances. Except as expressly set forth herein, no Member, solely in his or her capacity as a Member, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company.

(b) The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Members so long as the Manager remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(c) The sole duty of each Board Member to the Company and to the Members shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Members that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Board Members to the Company or to any Members otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

(d) Except as otherwise specifically provided in this Agreement, in exercising its authority under this Agreement, the Board may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken by it. The Board and the Company shall have no liability to a Member as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Board taken pursuant to and in accordance with its authority under this Agreement.

(e) Subject to the express provisions of this Agreement, the Board shall have full, complete and exclusive right, power and authority to cause the sale or other disposition of all or substantially all of the assets of the Company or a merger, consolidation, reorganization, business combination or similar transaction with respect to the Company. Further, the Board shall have full, complete and exclusive right, power and authority to grant any approval of the Company, in its capacity as a holder of units of limited partnership interest in the Operating Partnership designated as Common Shares pursuant to the Operating Partnership Agreement.

(f) The Manager may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, without the approval of the Board so long as the Manager remains liable for any such Person’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(g) The Manager shall have the right, power and authority to (i) request from any Member such information as the Manager deems necessary to eliminate or reduce the exposure of the Company or the Members, in general, to adverse tax, ERISA or regulatory consequences, and (ii) require every prospective Member to (a) represent and agree as to whether it is, or is not, and shall not be for the duration of its investment in the Company, an ERISA Member and (b) provide such other assurances as the Manager may determine.

(h) For the sake of clarity and notwithstanding anything to the contrary in this Agreement, the Company will be managed by the Board within the meaning of Section 856(a)(1) of the Code, and no right under this Agreement shall be interpreted in a manner inconsistent with such requirement.

4.2 Composition of the Board. The Board shall be composed of at least three (3) individuals appointed by Jamestown in its capacity as a Member of the Company. Each individual so appointed is referred to herein as a “Board Member.” The initial Board Members shall be: (i) Matt M. Bronfman; (ii) John Wilson; and (iii) Christopher J. Kopecky. Each Board Member shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, in each case in accordance with Section 4.3. Each Board Member shall be an individual, but need not be a Member or Officer or an employee, consultant, independent contractor or agent of the Company or any of its Subsidiaries.

4.3 Resignation, Removal and Replacement of Board Members.

(a) Any Board Member may resign from office at any time by giving written notice to the Company. The resignation of any Board Member shall take effect upon the Company’s receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of a Board Member who is also a Member shall not affect such Person’s rights as a Member.

(b) A Board Member shall be removed from office automatically upon his or her death. The Members shall have the power to remove a Board Member or the Manager for “cause” upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and outstanding Non-Jamestown Common Shares. For purposes of this Section 4.3(b), “cause” is defined as:

(i) the Board Member or the Manager’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if such Board Member or the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(ii) the commencement of any proceeding relating to the bankruptcy or insolvency of the Board Member or the Manager, including an order for relief in an involuntary bankruptcy case or the Board Member or the Manager authorizing or filing a voluntary bankruptcy petition;

(iii) the Board Member or the Manager committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(iv) the dissolution of the Manager.

(c) Any vacancy occurring on the Board shall be filled by Jamestown in its capacity as a Member of the Company.

4.4 Meetings of the Board.

(a) Any Board Member shall have the power to call regular meetings of the Board, provided, that, unless otherwise determined by the Board, the Board shall meet at least annually on a schedule to be determined by the Board. Any Board Member shall have the power to call special meetings of the Board. A special meeting of the Board shall be held on the date and at the time set by the party calling the special meeting. All meetings of the Board shall be held at the principal office of the Company or at such other place as may be designated by the Board. If approved by the Board, individuals who are not Board Members may be invited to observe or participate in meetings of the Board in an advisory, non-voting capacity. Board Members may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

(b) No notice is required of regular Board meetings held in accordance with such schedule as may be established by the Board from time to time. It shall be sufficient notice to a Board Member of a special meeting to send notice by overnight courier, e-mail or facsimile at least one (1) Business Day, before the meeting addressed to such Board Member at his or her usual or last known business or residence address, e-mail address or facsimile number, as applicable, or to give notice in person or by telephone at least one (1) Business Day before the special meeting. Notice of a special meeting need not be given to any Board Member if a written waiver of notice, executed by him or her before, after or at the special meeting, is filed with the records of the meeting, or to any Board Member who attends the special meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a special meeting nor a waiver of a notice need specify the purposes of the special meeting. Notice of any special meeting shall be deemed to be delivered, given and received (i) on the date of receipt if delivered personally or by telephone, (ii) on the next day if delivered by overnight courier or (iii) on the date of transmission if transmitted by facsimile or e-mail (and, notwithstanding anything in Section 14.1 to the contrary, the Person to whom such facsimile or e-mail was sent is not required to acknowledge that such facsimile or e-mail was received by such Person in legible form, or to respond to the facsimile or e-mail without indicating that any part of it was received in illegible form, in order for notice of the meeting to be deemed delivered, given and received pursuant to this sentence).

(c) Board Members entitled to cast at least a majority of the votes entitled to be cast by all Board Members shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Consent of the Board for purposes of this Agreement shall require the affirmative vote of Board Members holding at least a majority of the votes entitled to be cast by all Board Members. Each Board Member shall have one (1) vote on each matter before the Board.

(d) Each Board Member may vote either in person or by a proxy which such Board Member has duly executed in writing. No proxy shall be valid after one (1) year from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Board Member may revoke any proxy which is not irrevocable by attending the relevant meeting and voting in person or by filing an instrument in writing revoking the proxy, or another duly executed proxy bearing a later date, with the Company. Participation in a meeting by proxy in accordance with this Section 4.4(d) shall constitute presence in person at the meeting.

(e) Any action that the Board is empowered to take may be taken on behalf of the Board by a committee that is appointed by action of the Board. Any such committee shall consist of one (1) or more Board Members.

(f) The Board may adopt procedures and methods designed to permit the business of the Company to proceed in an orderly and prompt manner, notwithstanding the necessity of Board approvals required hereunder.

4.5 Action of the Board Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, without prior notice and without a vote, if consented to in writing by Board Members holding at least a majority of the votes entitled to be cast by all Board Members.

4.6 Electronic Communications. A transmission of a document in .pdf, .tif, .gif, .peg or similar format attached to an e-mail message by a Board Member or proxyholder (or by any Person authorized to act on such Person’s behalf) of a proxy or a written consent to an action to be taken shall be deemed to be written, signed, dated and delivered to the Company for the purposes of this Agreement, provided, that any such e-mail sets forth or is delivered with information from which the Company can determine (i) that the e-mail was transmitted by the Board Member or proxyholder, or by a Person authorized to act for the Board Member or proxyholder, and (ii) the date on which such Board Member, proxyholder or authorized Person transmitted such e-mail. The date on which such e-mail is transmitted shall be deemed to be the date on which such consent or proxy was signed. Any such e-mail of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Board Member, each Board Member, proxyholder or other authorized Person who delivered a consent or proxy by e-mail shall re-execute the original form thereof and deliver such original to the Company.

4.7 Compensation of Board Members. Board Members shall not receive any compensation or other remuneration from the Company for their services to the Company as Board Members.

4.8 Officers.

(a) The Board may, from time to time, appoint and remove officers of the Company (the “Officers”), to serve at the pleasure of the Board, with such powers and duties as the Board may determine. The Officers may include a President, one or more Senior Vice Presidents and/or Vice Presidents and such other officers with such powers and duties as it shall deem necessary or desirable. Unless the Board otherwise determines, if the title assigned to an Officer is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are customarily associated with such office pursuant to the Delaware General Corporation Law. Each Officer shall have such other duties as the Board may from time to time designate. Each Officer shall serve until his or her successor is appointed and qualifies or until his or her death or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. A Member or a Board Member may also serve as an Officer. Appointment of an Officer shall not of itself create contract rights between the Company and such Officer.

(b) Any Officer may be removed, with or without cause, by the Board. Any such removal by the Board shall be without prejudice to the contract rights, if any, of the person so removed. Any Officer may resign at any time by giving written notice to the Company. The resignation of any Officer shall take effect upon the Company’s receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make the resignation effective. The resignation of an Officer who is also a Member shall not affect such Person’s rights as a Member. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

(c) Notwithstanding any other authority granted to any Officer, no Officer shall take, or cause to be taken, any action in contravention of this Agreement or any decision of the Board.

(d) Officers shall not receive any compensation or other remuneration from the Company for their services to the Company as Officers.

(e) The Board may authorize any Officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board and executed by an authorized person.

(f) The sole duty of each Officer to the Company and to the Members shall be to comply in good faith with the terms of this Agreement in a manner that does not constitute Disabling Conduct. It is the express intention of the Members that the provisions of this Agreement, to the extent that they restrict or eliminate the duties of the Officers to the Company or to any Members otherwise existing at law or in equity, replace such other duties and liabilities; provided, that the foregoing shall not restrict the implied covenant of good faith and fair dealing.

4.9 Fees Payable to the Manager or its Affiliates. The Manager or its Affiliates shall be entitled to receive the fees set forth in this Section 4.9. The Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

(a) Fund Administration Fee. A fund administration fee payable quarterly in arrears after the Escrow Break Date equal to an annualized rate of 0.60% per annum, which, (i) until the end of the first complete fiscal quarter after the Escrow Break Date will be multiplied by the Capital Contributions received from the offering of Common Shares, pro-rated for the portion of the Company’s fiscal quarter in which the Escrow Break Date occurs by multiplying the fund administration fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter following (and including) the Escrow Break Date, and the denominator of which shall be the total number of days in such fiscal quarter, and (ii) thereafter will be multiplied by the Applicable Value at the end of each prior quarter; provided that no more than fifteen percent (15%) of the Capital Contributions received from the offering of Common Shares may be used to pay for organization and offering expenses incurred by the Manager or its Affiliates on behalf of the Company and the Operating Partnership.

(b) Asset Management Fee. An asset management fee payable quarterly in arrears after the Escrow Break Date equal to an annualized rate of 1.25% per annum, which, (i) until the end of the first complete fiscal quarter after the Escrow Break Date will be multiplied by the Capital Contributions received from the offering of Common Shares, pro-rated for the portion of the Company’s fiscal quarter in which the Escrow Break Date occurs by multiplying the asset management fee by a fraction, the numerator of which shall be the number of days in such fiscal quarter following (and including) the Escrow Break Date, and the denominator of which shall be the total number of days in such fiscal quarter, and (ii) thereafter will be multiplied by the Applicable Value at the end of each prior quarter.

4.10 Leverage. The Board is authorized to cause the Company and its Subsidiaries to enter into financing arrangements in accordance with the leverage policy as described in the Offering Document (the “Leverage Policy”). The Board may not cause or permit the Company and its Subsidiaries to incur any indebtedness in violation of the Leverage Policy unless such indebtedness is approved by the Investment Committee. The Board, at its sole discretion, may change the Leverage Policy from time to time.

4.11 Jamestown Capital. Jamestown and its Affiliates may, but is not obligated to, provide cash to the Company for an aggregate value up to Twenty Million Dollars ($20,000,000) in exchange for Common Shares in one or more transactions with the price per Share equal to the then-current Market Price. Jamestown and its Affiliates may provide loans to the Company. Any such loan may have a term of zero to seven years, non-amortizing and bear interest equal to the then-current “prime rate,” as published in The Wall Street Journal.

4.12 Investment Committee.

(a) The Manager shall have an investment committee (the “Investment Committee”) consisting of no fewer than three (3) members. The initial members of the Investment Committee shall be as follows:

(i) Matt M. Bronfman;

(ii) Michael Philips

(iii) Christopher J. Kopecky;

(iv) John Wilson; and

(v) Amber Murray.

(b) Each member of the Investment Committee shall serve until he or she resigns, dies or is removed by the Manager. Any vacancy on the Investment Committee for any reason shall, subject to the next sentence, be filled by the Manager; provided, that the Manager, in its discretion may elect not to fill any vacancy, so long as the Investment Committee has at least three (3) members. The Board will approve all appointments by the Manager to the Investment Committee and may remove a member of the Investment Committee at any time. The unanimous approval of the Investment Committee will be required for all investment decisions, including acquisitions, dispositions, and financings, as well as approving asset business plans and any material changes to those business plans.

(c) The Manager shall reasonably promptly notify the Members of any change in the membership of the Investment Committee, provided that such notice may be given in the publicly available disclosures filed with the Commission.

4.13 The Operating Partnership. The Company intends to operate its business through the Operating Partnership. The Company will own a number of units of limited partnership interest in the Operating Partnership equal to the number of Common Shares of the Company outstanding at any time. In the event that the Company issues Shares, the Company shall contribute the net proceeds raised in connection with such issuance to the Operating Partnership and receive a number of units of limited partnership interest in the Operating Partnership designated as Units pursuant to the Operating Partnership Agreement equal to the number of Shares issued by the Company with designations, preferences and other rights, all such that the economic interests of such units of limited partnership interest in the Operating Partnership shall be substantially similar to the designations, preferences and other rights of the Shares so issued by the Company.

4.14 Certain Conflicts of Interest. Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Members; provided, however, that the Company may acquire certain warehoused investments warehoused by Jamestown or its Affiliates until six months after the Escrow Break Date by purchasing at least a majority stake in, and control of, such warehoused investments from Jamestown or its affiliates or, regarding the warehoused investments, may obtain related party loans from, or issue a participation interest to, Jamestown or its Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and the Members and the consideration paid by the Company with respect to warehoused investments acquired from Jamestown or its Affiliates shall equal the acquisition cost (including, without limitation, any legal fees, diligence costs, loan fees, and any other expenses incurred from the original closing of such warehoused investments) plus any capital expenditures incurred by Jamestown or its Affiliates related to the warehoused investments (collectively, the “Warehoused Transactions”). The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest (except for the Warehoused Transactions) shall be subject to review and approval by the Independent Representative.

SECTION 5

MEMBERS

5.1 Admission; Rights and Powers. Upon issuance to a Person of Shares in accordance with this Agreement, such Person shall become a Member of the Company. The Members shall have the right to approve or disapprove only the matters expressly set forth in this Agreement. No Member shall have any other right or power to take part in the management or control of the Company or its business and affairs or any right or power to act for or bind the Company in any way. No Member, in its capacity as a Member, owes a fiduciary duty to the Company or any other Member or any Limited Partner, and such Member may act in its own self-interest.

5.2 No Withdrawal or Dissolution. No Member shall at any time withdraw from the Company under the Act or otherwise except pursuant to a Transfer permitted under Section 8 or unless the Board otherwise consents to such withdrawal. No Member shall have the right to have the Company dissolved or to have its contribution to the capital of the Company returned except as provided in this Agreement. The Members shall take no action to dissolve the Company except as expressly contemplated by this Agreement. Each Member covenants not to apply to any court for a decree of dissolution of the Company, under the Act or otherwise. The dissolution or bankruptcy of a Member, or any other event that causes a Member to cease to be a Member of the Company shall not, in and of itself, dissolve or terminate the Company.

5.3 Consent. Each of the Members hereby consents to the exercise by the Board of all the rights and powers conferred on the Board by this Agreement; provided, however, that the consent provided in this Section 5.3 shall not be deemed to modify or restrict the duties set forth in Section 4.1(c) of this Agreement.

5.4 No Dissenters’ Rights. No Member shall have any of the rights to dissent as set forth in the Act or otherwise.

5.5 No Appraisal Rights. No Member shall have any contractual appraisal rights as set forth in Section 18-210 of the Act or otherwise.

5.6 ERISA Representations, Covenants and Warranties of the Members. Each of Members hereby warrants, covenants and represents to the Manager and each other Member, with full knowledge that each such Member is acting in reliance upon the same in executing this Agreement and commencing performance hereunder, that if such Member becomes an ERISA Member, ceases to be an ERISA Member or the portion of the funds or other consideration used to acquire such Member’s Interest that is considered Plan Assets increases or decreases, such Member shall immediately notify the Manager in writing.

SECTION 6

BOOKS AND RECORDS; REPORTS

6.1 Books and Records. The Company shall maintain, at its principal place of business (or such other place as the Board may designate), the books and records required to be maintained by the Act and shall be available upon reasonable notice for inspection by the Members at reasonable hours during any Business Day. A Member may, subject to reasonable standards as may be established from time to time by the Board, obtain from the Company, from time to time upon reasonable demand for any purpose reasonably related to such Member’s interest in the Company, such information (including that specified in Section 18-305 of the Act) regarding the affairs of the Company as is just and reasonable. All financial records shall be maintained, and all financial reports required hereby shall be presented, in U.S. dollars.

6.2 Annual Reports. The Company shall prepare an annual report and deliver it to Members within 120 days after the end of each fiscal year. The annual report will contain audited financial statements. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

6.3 Tax Matters. Except as otherwise provided in this Section 6.3, the Board shall have the exclusive right to determine whether the Company shall make available elections for federal, state or local income tax purposes. Notwithstanding the foregoing, the Board shall cause the Company to file its U.S. federal income tax returns for all periods during the Restriction Period as a REIT.

6.4 Electronic Delivery. Each Member consents to the delivery by the Company of all financial statements, tax forms, investor newsletters, offering document supplements, revised Company governing documents, annual privacy notice, and other investor notices and materials by posting them on the Company’s or Jamestown’s password-protected website.

SECTION 7

AMENDMENTS

7.1 Amendments Generally. Except as otherwise provided in this Section 7, and notwithstanding any contrary provision of the Act, this Agreement may be amended from time to time by the Board in their sole discretion; provided, that this Agreement shall not be amended without the affirmative vote of any affected Member if such amendment would limit the rights of the Members of any class or series of shares or would otherwise have an adverse effect on such Members. If the Board desires to amend any provision of this Agreement in a manner that would require the vote or consent of Members, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment or (ii) seek the written consent of the Members in accordance with Section 13.6. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special meeting shall be called and held upon notice in accordance with Section 13 of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the class or series of Shares so affected, not including any Shares owned by Jamestown or its Affiliates, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law.

7.2 Amendment by the Board. Without in any way limiting Section 7.1 above, the Board may cause this Agreement to be amended, by causing an instrument of amendment to be executed and giving each Member notice thereof, without the consent of any Member:

(a) to effect changes of an inconsequential or ministerial nature that do not materially adversely affect the rights or interests of any of the Members;

(b) to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof or the governing documents of the Operating Partnership or to correct any printing or clerical errors or omissions so long as such amendment under this Section 7.2(b) does not adversely affect the rights or interests of any of the Members;

(c) to give effect to the admission, redemption, or withdrawal of Members in accordance with the terms hereof;

(d) to make changes to this Agreement negotiated with partners or other beneficial owners admitted to the Company, the Operating Partnership or any of their respective Subsidiaries after the Effective Date so long as such changes do not materially and adversely affect the rights or interests of any existing Member;

(e) to add to the representations, duties or obligations of the Board or surrender any right or power granted to the Board herein, for the benefit of the Members;

(f) to satisfy any requirements, conditions, guidelines or opinions contained in any applicable opinion, directive, order, ruling or regulation of any governmental authority (including, without limitation, the U.S. Securities and Exchange Commission, the U.S. Internal Revenue Service, or any other federal or state or non-U.S. governmental agency) or in any applicable statute or law (including, without limitation, any federal or state or non-U.S. statute), compliance with which the Board deems to be in the best interests of the Company and the Members, provided, that the Board reasonably determines that such amendment is not likely to have a material adverse impact on the likelihood that the Company will achieve its investment objectives;

(g) as may be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures;

(h) (i) upon the determination of the Board that it is in the best interests of the Company to qualify as a REIT, as may be necessary or advisable to cause the Company to make an election to be classified as an association taxable as a corporation for federal income tax purposes, (ii) during the Restriction Period, to preserve the Company’s status as a REIT and (iii) following the Restriction Period, to effect any revocation or termination of the Company’s elections pursuant to Section 856(g) of the Code;

(i) to change the name of the Company in accordance with Section 1.2 or its principal place of business, registered office or registered agent in accordance with Section 1.4;

(j) as contemplated by Section 2.2(d); and

(k) to address changes in regulatory or tax legislation to the extent such amendment would not add to the obligations (including any tax liabilities) of any Member or otherwise alter any of the rights (including entitlements to distributions or another economic rights) of such Member.

7.3 Amendments Provided to Members. The Company will provide each Member with a copy of any amendment to this Agreement made pursuant to this Section 7.

7.4 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Section 7, the Board shall cause the Company to amend the Certificate of Formation to reflect such change if such amendment to the Certificate of Formation is required or if the Board deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment.

SECTION 8

TRANSFER OF SHARES AND REDEMPTIONS

8.1 Registration and Transfer of Shares. Subject to the restrictions on transfer and ownership limitations contained below and in Section 9 hereof:

(a) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Board or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the Board shall execute and deliver, and in the case of Common Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Common Member’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 14.1.

(b) The Company shall not recognize any transfer of Shares (i) until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer or (ii) if the Manager determines that, based on the advice of counsel, such transfer would (W) violate, or require registration or qualification under, applicable Federal, state or foreign securities laws, (X) cause the Company’s assets to be deemed to be Plan Assets or to become subject to the provisions of ERISA, the Code or the provisions or any applicable Similar Law, (Y) cause the Manager to become a fiduciary with respect to the assets of any existing or contemplated ERISA Member pursuant to ERISA or the provisions of any applicable Similar Law or (Z) otherwise violate any applicable law. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any transfer of shares until it has received written documentation that the Board, in its sole discretion, determines is sufficient to evidence the transfer of such Shares.

(d) By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the holder of the Shares so transferred, (iv) grants powers of attorney to the Board and any Liquidating Trustee of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(e) Notwithstanding the foregoing, so long as (i) Jamestown Invest Manager, LLC, or one of its Affiliates, remains the Manager of the Company, and (ii) access to an online portal and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Share shall be valid unless the transferee has established an account on such online platform.

8.2 Personal Conduct Repurchase Right.

(a) In the event that a Member fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon the Company, as determined by the Board in its sole, but good faith, discretion, the Board may elect, at its sole discretion, to cause the Company to repurchase all, but not less than all, of the Shares held by such Member.

(b) In the event that the Board elects to cause the Company to repurchase any Shares pursuant to this Section 8.2, the Company shall, within fifteen (15) business days of the Board’s election, send written notice to the applicable Member stating that the Company is exercising its right to repurchase such Shares pursuant to Section 8.2 of this Agreement.

(c) In connection with any repurchase by the Company of Shares pursuant to this Section 8.2, the purchase price paid to the applicable Member shall be equal to the Market Price as of the end of the fiscal quarter prior to the quarter in which the Board elects to repurchase the Shares. Any purchase price paid pursuant to this Section 8.2 shall be delivered to the applicable Member within 15 business days after the notice specified in Section 8.2(b) above is delivered to such Member. Any Shares repurchased pursuant to this Section 8.2 will cease to accrue distributions or have voting rights and will not be treated as outstanding, and the applicable Member will cease to be a member of the Company, as of the date that the purchase price is delivered to the applicable Member.

8.3 Redemption Plan. The Board may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Member may request that the Company redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Board may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Company shall promptly notify the Members of any such amendment, suspension, or termination of such Redemption Plan. The Board may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan if the Board believes such action is necessary to preserve the Company’s status as a REIT.

SECTION 9

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

9.1 Definitions. For the purpose of this Section 9 only, the following terms shall have the meanings ascribed to them below. Any capitalized terms used in this Section 9 that are not defined below shall have the meanings ascribed to them in Section 1.6.

“Actual Ownership” shall mean ownership of Shares by a Person who would own such Shares either directly as the record owner or indirectly through a nominee, custodial or similar arrangement; provided, that such Person shall be treated as the Actual Owner of such Shares only if such Person would be required (ignoring for this purpose any special tax status of such Person, e.g., as a tax-exempt organization) to include in gross income for U.S. federal income tax purposes the distributions received with respect to such Shares. In any case, Actual Ownership shall be determined without taking into account any attribution rules or constructive ownership rules under the Code. The terms “Actual Owner,” “Actually Owns” and “Actually Owned” shall have correlative meanings.

“Beneficial Ownership” shall mean ownership of Shares by an Individual who either (a) would Actually Own such Shares or (b) would be treated as the constructive owner of such Shares through the application of Section 856(h)(3)(A)(i) of the Code or Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, if the Shares were shares of a REIT. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Separate Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code that are named by the Company as the beneficiary or beneficiaries of such Separate Trust, in accordance with the provisions of Section 9.11(i).

“General Ownership Limit” shall mean, as of any particular time, 9.8% of the total number of Shares outstanding as of such time.

“Individual” means any natural person and any entity that is included in the definition of “individual” in Section 542(a)(2) of the Code, but shall not include a pension trust described in Section 401(a) of the Code which qualifies for look-through treatment under Section 856(h)(3)(A)(i) of the Code.

“Non-Transfer Event” shall mean any event, other than a purported Transfer and, in the case of clauses (b), (d) and (f) of this definition, other than a redemption, that would cause (a) any Individual to Beneficially Own Shares in excess of the General Ownership Limit, (b) the Company to become “closely held” within the meaning of Section 856(h) of the Code, an/or (c) the Company to otherwise fail to qualify as a REIT (other than as a result of a violation of the “100-shareholder” requirement of Section 856(a)(5) of the Code), in each case including, but not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, or (iii) changes in the ultimate direct or indirect ownership of any Person that is a record owner of Shares.

“Permitted Transferee’’ shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 9.11(v).

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 9.3, would be the record owner of Shares.

“REIT Trigger Date” means, upon the determination of the Board that it is in the best interests of the Company to qualify as a REIT, the first date upon which the Company makes an election to be classified as an association taxable as a corporation for federal income tax purposes.

“Restriction Period” shall mean the period beginning on the REIT Trigger Date and ending on, following the determination of the Board that it is no longer in the best interests of the Company to qualify as a REIT, the date upon which any revocation or termination of the Company’s elections pursuant to Section 856(g) of the Code is effective.

“Separate Trust” shall mean any separate trust created pursuant to Section 9.3 and administered in accordance with the terms of Section 9.11, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any Person unaffiliated with both the Company and any Prohibited Owner, such Trustee to be designated by the Board to act as trustee of any Separate Trust, or any successor trustee thereof.

9.2 Restrictions on Ownership and Transfers.

(i) At any time during the Restriction Period, except as provided in Section 9.9, (i) no Individual shall Beneficially Own outstanding Shares in excess of the General Ownership Limit and (ii) any Transfer that, if effective, would result in any Individual Beneficially Owning Shares in excess of the General Ownership Limit shall be void ab initio as to the Transfer of that number of Shares that would be otherwise Beneficially Owned by such Individual in excess of the General Ownership Limit, and the intended transferee shall acquire no rights in such excess Shares.

(ii) Notwithstanding any other provision herein, any Transfer that, if effective during the Restriction Period, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) shall be void ab initio as to the Transfer of that number of Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such excess Shares.

(iii) Notwithstanding any other provision herein, any Transfer of Shares that, if effective during the Restriction Period, would cause the Company to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of Shares in excess of the number that could have been Transferred without such result and the intended transferee shall acquire no rights in such excess Shares.

9.3 Transfer in Trust.

(i) If, notwithstanding the other provisions contained in this Section 9, at any time during the Restriction Period there is a purported Transfer or Non-Transfer Event such that any Individual would Beneficially Own Shares in excess of the General Ownership Limit (“Excess Shares”), then, (i) except as otherwise provided in Section 9.9, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Shares Actually Owned or Beneficially Owned by such Individual shall cease to own any right or interest) in such number of Shares that would cause such result, and (ii) such number of Shares in excess of the General Ownership Limit (rounded up to the nearest whole Share) shall be designated Excess Shares and, in accordance with Section 9.11, transferred automatically and by operation of law to a Separate Trust to be held in accordance with Section 9.11. Such transfer to a Separate Trust and the designation of the Shares as Excess Shares shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer or Non- Transfer Event, as the case may be.

(ii) If, notwithstanding the other provisions contained in this Section 9, there is a purported Transfer or Non-Transfer Event that, if effective at any time during the Restriction Period would cause the Company to become “closely held” within the meaning of Section 856(h) of the Code, or to otherwise fail to qualify as a REIT (other than as a result of a violation of the “100-shareholder” requirement of Section 856(a)(5) of the Code), then (i) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Shares, the ownership of which by such purported transferee or record holder would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the “100-shareholder” requirement of Section 856(a)(5) of the Code); and (ii) such number of Shares (rounded up to the nearest whole Share) shall be designated Excess Shares and, in accordance with the provisions of Section 9.11, transferred automatically and by operation of law to the Separate Trust to be held in accordance with Section 9.11. Such transfer to a Separate Trust and the designation of Shares as Excess Shares shall be effective as of the close of business on the Business Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

9.4 Remedies For Breach. If the Board or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Actual Ownership of any Shares in violation of Section 9.2, the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or acquisition.

9.5 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of Section 9.2, or any Person who owned Shares that were transferred to a Separate Trust pursuant to the provisions of Section 9.2, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.

9.6 Owners Required to Provide Information. During the Restriction Period:

(i) In order to permit the Company to comply with certain reporting obligations, every record owner of one-half of one percent (0.5%) or more, or such lower percentage as may be required pursuant to the Code or the regulations thereunder, of the outstanding Shares shall, upon the timely request of the Board, give written notice to the Company within 30 days after January 1 of each year stating the name and address of such record owner, the Actual Owners of such Shares, and such additional information regarding the Beneficial Owners of such Shares as the Company may reasonably request in order to determine the effect of such Beneficial Ownership on the Company’s ability to qualify as a “domestically controlled REIT,” to ensure compliance with the General Ownership Limit, and to determine whether the Company is a “pension-held” REIT within the meaning of Section 856(h)(3)(D) of the Code.

(ii) Each Individual who is a Beneficial Owner of Shares and each Person (including the Member of record) who is holding Shares for an Actual Owner or Beneficial Owner shall, upon the request of the Board, provide the Company with such information as the Company may reasonably request in order to determine the Company’s status as a REIT, to ensure compliance with the General Ownership Limit, and to determine whether the Company is a “pension-held” REIT within the meaning of Section 856(h)(3)(D) of the Code or a “domestically controlled REIT.”

9.7 Remedies Not Limited. Nothing contained in this Section 9 shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members by preservation of the Company’s status as a REIT and to ensure compliance with the General Ownership Limit during the Restriction Period.

9.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9, including any definition contained in Section 9.1, the Board shall have the power to determine the application of the provisions of this Section 9 with respect to any situation, based on the facts known to it.

9.9 Exception and Changes to Ownership Limit.

(i) The Board may exempt from the operation of Section 9.2 and/or Section 9.3 certain specified Shares proposed to be Actually Owned or Beneficially Owned by an Individual or other Person who has provided the Board with such evidence, undertakings and assurances as the Board may require that such Actual Ownership or Beneficial Ownership of the specified Shares will not prevent the continued qualification of the Company as a REIT under the Code and the regulations thereunder. The Board may, but shall not be required to, condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service, or such other assurances as the Board may deem to be satisfactory.

(ii) The Board may from time to time increase or decrease the General Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease in order for the Company to retain REIT status, in which case such decrease shall be effective immediately).

9.10 Severability. If any provision of this Section 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

9.11 Excess Shares.

(i) Trust. Any Shares transferred to a Separate Trust and designated Excess Shares pursuant to Section 9.3 shall be held for the exclusive benefit of the Beneficiary. The Board shall name a beneficiary of each Separate Trust within five (5) days after discovery of the existence thereof. Any transfer to a Separate Trust, and subsequent designation of Shares as Excess Shares, pursuant to Section 9.3 shall be effective as of the close of business on the Business Day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Separate Trust. Excess Shares shall remain issued and outstanding Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 9.11(v), such Excess Shares shall cease to be designated as Excess Shares.

(ii) Rights to Distributions. The Trustee, as record holder of Excess Shares, shall be entitled to receive all distributions on such Shares and shall hold such distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Excess Shares shall repay to the Trustee the amount of any distributions received by it that (i) are attributable to any Shares designated

Excess Shares and (ii) becomes payable on or after the date that such Shares became Excess Shares. The Company shall take all measures that it determines reasonably necessary to recover the amount of any such distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future distributions payable on Shares held by a Person who, but for the provisions of Section 9.3, would receive the distributions with respect to the Excess Shares and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the distributions so received or withheld, as the case may be.

(iii) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Company, each Trustee of Excess Shares shall be entitled to receive the same amount that would have been received on such liquidation, dissolution or winding up, or distribution, with respect to such Shares had they not been Excess Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 9.11(iii) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Shares and which Transfer resulted in the transfer of the Shares to the Separate Trust, the price per Share, if any, such Prohibited Owner paid for the Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Shares (e.g., if the Shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Shares to the Separate Trust, the price per Share equal to the Applicable Value on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Separate Trust shall be distributed to the Beneficiary.

(iv) Voting Rights. The Trustee shall be entitled to vote all Excess Shares to the same extent as the Shares which gave rise to the Excess Shares. Any vote by a Prohibited Owner as a holder of Shares prior to the discovery by the Company that the Shares are Excess Shares shall, subject to applicable law and only to the extent that no Person other than the Company and/or the Prohibited Owner are materially and adversely affected, be rescinded and shall be void ab initio with respect to such Excess Shares and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Separate Trust of the Shares under Section 9.3, an irrevocable proxy to the Trustee to vote the Excess Share in the manner in which the Trustee, in its discretion, desires.

(v) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Excess Shares. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Applicable Value of the Excess Shares, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (ii) the Permitted Transferee so designated may acquire such Excess Shares without such acquisition resulting in a transfer to a Separate Trust and the redesignation of such Shares so acquired as Excess Shares under Section 9.3. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 9.11(v), the Trustee of a Separate Trust shall (A) cause to be transferred to the Permitted Transferee that number of Excess Shares acquired by the Permitted Transferee, (B) cause to be recorded on the books of the Separate Trust that the Permitted Transferee is the holder of record of such number of Shares, and (C) distribute to the Beneficiary any and all amounts held with respect to the Excess Shares after making the payment to the Prohibited Owner pursuant to Section 9.11(vi).

(vi) Compensation to Record Holder of Shares that Become Excess Shares. Any Prohibited Owner shall be entitled (subject to Section 9.11(ii) and following discovery of the Excess Shares and subsequent designation of the Permitted Transferee in accordance with Section 9.11(v)) to receive from the Trustee the lesser of (i) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for Shares and which Transfer resulted in the transfer of the Shares to the Separate Trust, the price per Share, if any, such Prohibited Owner paid for the Shares, or (B) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Shares (e.g., if the Shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Shares to the Separate Trust, the price per Share equal to the Applicable Value on the date of such Non- Transfer Event or Transfer, and (ii) the price per Share received by the Trustee of the Separate Trust from the sale or other disposition of such Excess Shares in accordance with Section 9.11(v). Any amounts received by the Trustee in respect of such Excess Shares in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 9.11(vi) shall be distributed to the Beneficiary in accordance with the provisions of Section 9.11(v). Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Separate Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 9.11 by, such Trustee or the Separate Trust.

(vii) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that created such Excess Shares (or, in the case of devise, gift or Non-Transfer Event, the Applicable Value at the time of such devise, gift or Non- Transfer Event) and (ii) the Applicable Value on the date the Board accepts such offer, provided that such a sale to the Company will cause such Shares to cease to be Excess Shares. The Company shall have the right to accept such offer for a period of ninety (90) days after the later of (A) the date of the Non-Transfer Event or purported

Transfer that resulted in such Excess Shares and (B) the date the Company determines in good faith that a Transfer or Non-Transfer Event resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 9.5.

SECTION 10

DUTIES; LIABILITY; INDEMNIFICATION

10.1 Other Activities. Each Member, together with each of the Board Members, the Manager, General Partner, the Limited Partners and each of their Affiliates, and Jamestown and its Affiliates, may, subject to the terms of this Agreement and the establishment and existence of the Company, engage in whatever activities such Person may choose, whether such activities are competitive or comparable with the activities of the Company or otherwise, and no such activity will be a violation of the duties set forth in Section 4.1(c).

10.2 Limitation of Liability. To the maximum extent permitted under the Act in effect from time to time, none of (A) the Manager, General Partner, or any of its Affiliates or any director, officer, shareholder, partner, member, employee, trustee, representative or agent of the manager, the General Partner or any of their Affiliates, including any member of the Board; (B) the Company, the Operating Partnership or any of their respective Affiliates or any director, officer, shareholder, partner, member, employee, trustee, representative, or agent of the Company, the Operating Partnership or any of such Affiliates, including the Manager and the General Partner; or (C) any other Person so designated by the Board (each, an “Exculpated Person” and collectively, the “Exculpated Persons”) shall be liable to the Company or to any Member for (i) any act performed or omission to perform by such Exculpated Person, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent such loss, claim, cost, damage or liability results from (a) fraud or intentional misconduct by such Exculpated Person, (b) criminal conduct which the Exculpated Person had no reasonable cause to believe was lawful, (c) in the case of Persons listed in clauses (A) and (B) above, gross negligence by such Exculpated Person, or (d) in the case of Persons listed in Clauses (A) and (B) above, any transaction for which such Exculpated Person received an actual benefit in violation or breach of any provision of this Agreement (all items in (a) through (d), collectively, “Disabling Conduct”), (ii) any tax liability imposed on the Company, unless such tax liability results from Disabling Conduct, or (iii) any losses due to the fraud, willful misconduct, or gross negligence of any agents of the Company or the Operating Partnership, unless the selection or monitoring of such agents involved Disabling Conduct by an Exculpated Person. Without limiting the generality of the foregoing, each Exculpated Person shall, in the performance of his, her, or its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports, or statements presented to such Exculpated Person by the Board, the Manager, the General Partner or by any other Person as to matters such Exculpated Person reasonably believes are within such other Person’s professional or expert competence and who has been selected and monitored with reasonable care by or on behalf of the Board, the Manager, the Company, the General Partner, or its Affiliates. This Section 10.2 shall not apply to the actions of the Manager, the General Partner, Jamestown, or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the duties and standards of care set forth therein. Any termination of this Agreement or amendment to this Section 10.2 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

10.3 Indemnification. To the fullest extent permitted by law:

(a) The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each Exculpated Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, investigations (internal or otherwise), costs, expenses, and disbursements of any kind or nature whatsoever (including all costs and expenses of defense, appeal, and settlement of any and all suits, actions, and proceedings involving such Exculpated Person and all costs of investigation (internal or otherwise) in connection therewith) that may be imposed on, incurred by, or asserted against such Exculpated Person in any way relating to or arising out of, in connection with, alleged to relate to or arise out of, or in connection with any action or inaction on the part of such Exculpated Person that relates in any way to the Company, the Operating Partnership or any Subsidiary thereof or any Strategic Investment or to the business or assets thereof; provided, however, that the indemnification obligations in this Section 10.3(a) shall not apply to (i) the portion of any liability, loss, obligation, damage, penalty, cost, expense or disbursement that results from Disabling Conduct, or (ii) disputes solely among the Exculpated Persons and which involve no third parties, unless otherwise approved by the majority of the Non-Jamestown Common Shares.

(b) Prior to the final disposition of an action, claim or proceeding with respect to which an Exculpated Person may be entitled to indemnification pursuant to this Section 10.3, such Exculpated Person shall be reimbursed by the Company for any expenses that are incurred by such Exculpated Person in connection with such action, claim or proceeding promptly upon receipt by the Company of a legally binding undertaking from the Exculpated Person to repay all amounts so paid by the Company to the extent that it is finally judicially determined (not subject to appeal) that the Exculpated Person is not entitled to be indemnified therefor under the terms hereof; provided, however, that the Company shall not advance any expenses to an Exculpated Person in respect of any action, claim or proceeding brought against such Exculpated Person by at least a majority of the Non-Jamestown Common Shares. In the event that the Company advances funds to an Exculpated Person pursuant to the preceding sentence, such undertaking shall provide that the Company shall have a right of subrogation with respect to any right of such Exculpated Person to recover from any insurance or other source of recovery.

(c) If a claim for indemnification or payment of expenses hereunder is not paid in full within ten (10) Business Days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under this Agreement.

(d) If for any reason (other than the Disabling Conduct of such Exculpated Person) the indemnification set forth in Section 10.3(a) is unavailable to an Exculpated Person, or is insufficient to hold such Exculpated Person harmless, in respect of any losses, claims, costs, damages or liabilities referred to in Section 10.3(a), then the Company shall contribute to the amount paid or payable by such Exculpated Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Exculpated Person, on the other hand, but also the relative fault of the Company and such Exculpated Person, as well as any relevant equitable considerations.

(e) The reimbursement, indemnity and contribution obligations of the Company under this Section 10.3 shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company and each Exculpated Person. Any termination of this Agreement or amendment to this Section 10.3 shall not adversely affect any right or protection of an Exculpated Person existing at the time of such termination or amendment.

(f) The Manager shall have the power, on behalf of the Company, to purchase and maintain insurance on behalf of the Exculpated Persons against any liability asserted against or incurred by them in any such capacity or arising out of any such Exculpated Person’s status as the Manager, the General Partner, the Company, the Operating Partnership any of their respective Affiliates, or any member of the Board, director, officer, shareholder, partner, member, employee, trustee, representative, or agent of any of them, whether or not the Company would have the power to indemnify such Exculpated Person against such liability under the provisions of this Agreement. Notwithstanding any provision hereof to the contrary, each Exculpated Person shall be a third party beneficiary of Section 10.2 and this Section 10.3.

(g) This Section 10.3 shall not apply to the actions of the Manager, the General Partner, Jamestown, or any of its Affiliates taken pursuant to Affiliate Service Contracts, which actions shall be governed by the applicable Affiliate Service Contract and the indemnification provisions set forth therein.

SECTION 11

DISSOLUTION AND WINDING UP

11.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of any of the following (“Liquidating Events”):

(a) the election of the Board (or, if the Manager or at least 66.6% of the Board Members have been removed for “cause” pursuant to Section 4.3, an election to dissolve the Company by an affirmative vote of the holders of not less than a majority of the outstanding Non-Jamestown Common Shares entitled to vote thereon);

(b) at any time that the Company no longer has any Common Members, unless the Company’s business is continued in accordance with the Act;

(c) the sale or disposition of all or substantially all of the assets held directly or indirectly by the Company;

(d) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(e) (i) the Manager determines that the assets of the Company may be deemed to be Plan Assets, or (ii) the Manager determines that such earlier dissolution is necessary or advisable because there has been a material adverse change in any applicable law or regulation or to avoid any violation of, or registration under, the Investment Company Act, ERISA, Section 4975 of the Code or applicable Similar Law.

11.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, satisfying the claims of its creditors and distributing its remaining assets to the Members. In connection with the liquidation or winding up of the Company, the Board or the Liquidating Trustee (as defined below) may, among other things, cause a sale of all or substantially all of the assets of the Company to a third party or cause a sale of individual properties, in each case, without any approval of the Members or the Limited Partners, so long as the consideration consists of cash or marketable securities. Upon the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with the winding up of the Company’s business and affairs in accordance with this Section 11.2. The Board or, if the Board Members have withdrawn or otherwise been removed from the Company, any Person (the “Liquidating Trustee”) designated in writing by the majority of the Non-Jamestown Common Shares shall be responsible for overseeing the winding up and dissolution of the Company. The Board or the Liquidating Trustee, as the case may be, shall conduct such winding up in a reasonable period of time under the circumstances, and, in any case, as expeditiously as is in the best interests of the Company as determined by the Board or the Liquidating Trustee, as the case may be. The assets of the Company shall be liquidated by the Board or the Liquidating Trustee, as the case may be, and the proceeds thereof shall be applied and distributed in the following order:

(a) First, to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment) other than liabilities for distribution to Members on account of their respective interests in the Company; and

(b) The balance, if any, to the Members in accordance with Section 3.

11.3 Rights of Members. Each Member shall look solely to the assets of the Company for the return of its Capital Contribution. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contribution, distributions, or allocations.

11.4 Notice of Dissolution. In the event a Liquidating Event occurs, the Company shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members.

11.5 Certificate of Cancellation. Upon the dissolution and the completion of winding up of the Company, the Board or the Liquidating Trustee, as the case may be, shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and appropriate instruments under the laws of any other states or jurisdictions in which the Company has engaged in business.

SECTION 12

POWER OF ATTORNEY

12.1 Power of Attorney. Each Member hereby irrevocably makes, constitute, and appoints each Board Member, the Manager and the Liquidating Trustee, if any, in such capacity as the Liquidating Trustee for so long as it acts as such, as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) the original certificate of formation of the Company and all amendments thereto required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments deemed advisable by the Board, the Manager or the Liquidating Trustee to carry out the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a limited liability company or a company wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Board, the Manager or the Liquidating Trustee deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including in connection with any Transfer of Shares, the admission of additional Members or substituted Members or the issuance or redemption of Shares, in each case pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Board, the Manager or the Liquidating Trustee to effect the dissolution and termination of the Company (consistent with Section 11); (f) all fictitious or assumed name certificates required or permitted (in light of the

Company’s activities) to be filed on behalf of the Company; and (g) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company that are not legally binding on the Members in their individual capacity and are necessary to carry out the provisions of this Agreement. The Board or the Manager shall notify each Member for which it has exercised a power-of-attorney as soon as practicable thereafter.

12.2 Survival of Power-of-Attorney. The foregoing power of attorney:

(a) is coupled with an interest, shall be irrevocable, and shall survive and shall not be affected by the subsequent death, disability, or incapacity of any Member;

(b) may be exercised by the Board Member, the Manager or the Liquidating Trustee, as appropriate, either by signing separately as attorney-in-fact for each Member or by a single signature of the Board Member, the Manager or the Liquidating Trustee, as appropriate, acting as attorney-in-fact for all of them; and

(c) shall survive the delivery of any assignment by a Member of the whole or any fraction of its interest in the Company; except that, where the assignee of the whole of such Member’s interest in the Company will be admitted to the Company as a substituted Member in accordance with the terms hereof, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Board Member, the Manager or the Liquidating Trustee, as appropriate, to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

12.3 Written Confirmation of Power-of-Attorney. Each Member shall execute and deliver to the Company within fifteen (15) days after receipt of the Company’s request therefor a confirmatory or special power-of-attorney, containing the substantive provisions of this Section 12.

SECTION 13

MEMBERS’ VOTING POWERS AND MEETING

13.1 Voting. Common Shares shall entitle the Common Members to one vote per Common Share on any and all matters submitted to the consent or approval of Members generally. Except as otherwise provided in this Agreement or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the outstanding Common Shares shall be required for all such other matters as the Board, in its sole discretion, determines shall require the approval of the holders of the outstanding Common Shares.

13.2 Voting Powers. The holders of outstanding Common Shares shall have the power to vote only with respect to such matters, if any, as may be required by this Agreement or the requirements of applicable regulatory agencies, if any. Outstanding Common Shares may be voted in person or by proxy. A proxy with respect to outstanding Common Shares, held in the name of two or more Persons, shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

13.3 Meetings. No annual or regular meeting of Members is required. Special meetings of Members may be called by the Board from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Board to be necessary or desirable. Written notice of any meeting of Members shall be given or caused to be given by the Board in any form and at any time before the meeting as the Board deems appropriate. Any Member may prospectively or retroactively waive the receipt of notice of a meeting.

13.4 Record Dates. For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Manager may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the Company), as the Manager may determine; or without closing the transfer books the Board may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

13.5 Quorum and Required Vote. The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Members’ meeting, but twenty-five percent (25%) shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this Agreement.

13.6 Action by Written Consent. Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

13.7 Classes and Series. The references in this Section 13 to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual classes or series of Members where the context requires.

SECTION 14

MISCELLANEOUS

14.1 Notices. Any notice, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally (ii) sent by postage prepaid, certified mail (airmail internationally), return receipt requested, (iii) transmitted by facsimile transmission, e-mail or other electronic means or (iv) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as such Person may from time to time specify by notice, in the case of the Company or the Board, to the Members and, in the case of a Member, to the Company:

(a) If to the Company, to the Company at the address of the principal place of business of the Company set forth in Section 1.4(a);

(b) If to the Manager, to the address of the principal place of business of the Company set forth in Section 1.4(a); and

(c) If to a Member, to the address of such Member as set forth in the books and records of the Company (or the Transfer Agent, if any).

Any such notice, demand or communication shall be deemed to be delivered, given and received for all purposes hereof (w) on the date of receipt if delivered personally or by courier, (x) three (3) days after posting if transmitted by postage prepaid, registered mail (airmail internationally) or (y) the date of transmission if transmitted by facsimile, e-mail or other electronic means if received by recipient no later than 4:30 p.m. in recipient’s local time zone on a Business Day, otherwise such notice, demand or communication shall be deemed to be delivered on the following Business Day, provided, that the Person to whom the facsimile or e-mail was sent acknowledges that such facsimile or e-mail was received by such Person in completely legible form, or that such Person responds to the facsimile or e-mail without indicating that any part of it was received in illegible form, whichever shall first occur. Notwithstanding the foregoing, the Company may deliver distribution notices, reports and tax information pursuant to Section 6 and amendments made pursuant to Section 7 by e mail (including an e-mail referring the recipient to the Company’s investor portal), and no acknowledgement or response shall be necessary for deemed delivery to occur.

14.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

14.3 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

14.4 Time. Time is of the essence with respect to this Agreement.

14.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

14.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14.7 Further Action. Each Member, upon the request of the Company, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

14.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Members.

14.9 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company’s assets.

14.10 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each Member may execute a separate signature page, with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

14.11 Board’s Discretion. Whenever in this Agreement the Board is permitted or required to make a decision, unless otherwise explicitly provided in this Agreement, it may do so in its sole and absolute discretion; provided, that nothing in this Section 14.11 shall affect or modify the Board Members’ standard of care set forth in Section 4.1(c) of this Agreement or permit the Board to take actions in violation of this Agreement.

14.12 Entire Agreement. This Agreement (including all exhibits hereto), together with (a) the Subscription Agreements relating to each Member’s subscription for Shares and (b) side letters, if any, between a Member and the Company (provided that any such side letter shall only be applicable to the Member signatory thereto), constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior understandings or agreements, oral or written, among the parties.

14.13 Third Party Beneficiaries. Other than as specifically set forth in Section 10.3(f), this Agreement is exclusively for the benefit of the parties hereto and their successors and permitted assigns and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

14.14 Jurisdiction; Waiver of Jury Trial.

(a) Each party hereby irrevocably (i) submits to the exclusive jurisdiction of the Delaware Court of Chancery or other state or federal court in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, the relations between the parties and any matter, action or transaction described in this Agreement, whether in contract, tort or otherwise, including, as applicable, claims arising from federal securities laws, (ii) agrees that such courts shall have exclusive jurisdiction over such actions or proceedings, (iii) waives the defense that Delaware is an inconvenient forum to the maintenance and continuation of such action or proceeding, (iv) consents to the service of any and all process in any such action or proceeding by the mailing of copies (certified mail, return receipt requested and postage prepaid) of such process to them at their addresses specified in Section 14.1 and (v) agrees that a final and non-appealable judgment rendered by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that an action or proceeding is initiated in one of the courts referenced above and is pending, the parties agree, for the convenience of the parties and subject to any limitations on subject matter jurisdiction of the court, to initiate any counterclaims or related actions in the same proceeding (as opposed to a separate proceeding in any of the other courts specified above).

(b) EACH PARTY HERETO, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, LAWSUIT OR PROCEEDING, WHETHER IN CONTRACT OR IN TORT, RELATING TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DESCRIBED IN THIS AGREEMENT OR TO ANY DISPUTE BETWEEN THE PARTIES (INCLUDING DISPUTES WHICH ALSO INVOLVE OTHER PERSONS), INCLUDING, AS APPLICABLE, CLAIMS ARISING FROM FEDERAL SECURITIES LAWS.

(c) Notwithstanding Sections 14.14(a) and 14.14(b), the parties hereto will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

14.15 Confidentiality.

(a) Except as may be required by law or valid subpoena or other lawful process, the failure to comply with which would subject the respective Member to damages or judicial or administrative censure or contempt (or as may be required in connection with an examination or audit of a Member by any governmental agencies having regulatory jurisdiction over a Member), each Member shall maintain in strict confidence, and shall not disclose to any Person (other than the Board, the Manager, the General Partner, or another Member, or its or their respective advisors, each of whom shall be bound by this Section 14.15), any and all material, nonpublic information concerning the operations, business, or affairs of the Fund, the Operating Partnership, the Company, any Affiliate of the foregoing Persons or any Member (“Confidential Information”). Each Member that is subject by law to requirements of public access and disclosure and/or regulatory review shall nonetheless endeavor by all legally permissive means reasonably available to it (other than the obligation to engage in legal proceedings) to maintain the confidentiality of all Confidential Information. If any Member is compelled by law, regulation, subpoena, legal process, or other demand to which such Member believes it is legally obligated to comply, to disclose any Confidential Information, such Member shall use its best efforts to give prompt notice of such fact to the Company so that the Company or affected Member may, if it desires, seek a protective order or other governmental or judicial relief to prevent disclosure of such information.

(b) Any obligation of a Member pursuant to this Section 14.15 may be waived by the Board in its sole discretion.

[The remainder of this page is intentionally left blank]

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

JAMESTOWN INVEST 1, LLC

MEMBER SIGNATURE PAGE

The undersigned hereby executes, enters into and agrees to be bound by the Amended and Restated Limited Liability Company Agreement of Jamestown Invest 1, LLC, dated October 23, 2019.

MEMBERS:

All Members now and hereafter admitted as members of the Company pursuant to powers of attorney now and hereafter executed in favor of and delivered to the Manager

By:	JAMESTOWN INVEST MANAGER, L.P., as attorney-in-fact

By:	Jamestown Properties Corp., a Georgia corporation, its general partner

By:	/s/ Matt Bronfman
Name:	Matt Bronfman
Title:	President
Date:	October 23, 2019